Exhibit 99.1

VOXX International Corporation’s Board of Directors Nominates Gentex Corporation’s President and Chief Executive Officer Steve Downing to Serve as a Director of VOXX

at the Company’s 2023 Annual Meeting of Stockholders

ORLANDO, FL. — May 8, 2023 — VOXX International Corporation (NASDAQ: VOXX), a leading manufacturer and distributor of automotive and consumer technologies for the global markets, today announced that its Board of Directors unanimously approved the nomination of Steve Downing as a Director of VOXX for the upcoming Fiscal Year at its 2023 Annual Meeting of Stockholders. Mr. Downing is currently the President and Chief Executive Officer of Gentex Corporation (NASDAQ: GNTX), a leading supplier of digital vision, connected car, dimmable glass and fire protection technologies. Additionally, the Company disclosed that Peter A. Lesser, who has served on the VOXX Board of Directors since 2003 will not stand for re-election.

John Shalam, Founder of VOXX and the Company’s Chairman of the Board commented, “I would first like to thank Peter for his significant contributions as a Director and for his stewardship and friendship throughout the years. After more than two decades with VOXX, he has decided to step down as of our Fiscal 2023 annual meeting to enjoy more time with his family. I am also excited to announce Steve’s nomination as an independent director and believe our Company and shareholders will benefit greatly from his extensive experience in our industry. He has a strong and well-deserved reputation and an impressive track record throughout his career. Our Board looks forward to working with Steve in the years to come.”

Mr. Downing added, “It’s an honor to be nominated by the VOXX Board and with shareholder consent, I look forward to serving in this role with the same dedication and passion I have at Gentex and my other endeavors. VOXX is a worldwide leader across many industries with a long history of innovation and I am excited to help explore mutually beneficial ways to drive growth in our respective businesses and enhance value for our stakeholders. I have the utmost respect for John, Pat, Beat, and the VOXX team members that I have worked with in the past and look forward to supporting the Company’s vision in this role.”

About VOXX International Corporation
VOXX International Corporation (NASDAQ: VOXX) has grown into a leader in Automotive Electronics and Consumer Electronics, with emerging Biometrics technology to capitalize on the increased need for advanced security. Over the past several decades, with a portfolio of approximately 35 trusted brands, VOXX has built market-leading positions in in-vehicle entertainment, automotive security, reception products, a number of premium audio market segments, and more. VOXX is a global company, with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and many of the world's leading automotive manufacturers. For additional information, please visit our website at www.voxxintl.com

Safe Harbor Statement

Except for historical information contained herein, statements made in this release constitute forward-looking statements and thus may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to the: risk factors described in the Company's annual report on Form 10-K for the fiscal year ended February 28, 2022, and other filings made by the Company from time to time with the SEC. The factors described in such SEC filings include, without limitation: the impact of the COVID-19 outbreak on the Company's results of operations, global supply shortages and logistics costs and delays; cybersecurity risks; risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the automotive electronics, consumer electronics and biometrics businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations; and restrictive debt covenants. Many of the foregoing risks and uncertainties are, and will be, exacerbated by the COVID-19 pandemic, the War in the Ukraine and any worsening of the global business and economic environment as a result. The Company assumes no obligation and does not intend to update these forward-looking statements.

Investor and Media Relations Contact (for VOXX):

Glenn Wiener, GW Communications

Email: gwiener@GWCco.com